Exhibit 99.1

For further information, contact: George Huhta Technology Solutions Company 312.228.4760 george_huhta@techsol.com

Technology Solutions Company Announces
Third Quarter Financial Results

Financial Results Meet Previous Estimates

CHICAGO, IL November 10, 2004—Technology Solutions Company (TSC) (Nasdaq: TSCC), a consulting company delivering business benefits through the application of information technology, today announced third quarter financial results.

Third Quarter Results

Revenues before reimbursements for the quarter ended September 30, 2004 were $7.7 million. Third quarter net loss was $2.6 million. These results were in line with guidance previously provided.

Third Quarter Metrics

•	Revenues before reimbursements were $7.7 million; net loss was $2.6 million; loss per share was $0.06

•	Utilization was 62 percent as compared to 60 percent in the second quarter of 2004

•	Annualized voluntary turnover was 30 percent as compared to 43 percent in the second quarter

•	Days sales outstanding were 61 days as compared to 70 days in the second quarter, improving cash by approximately $900,000 as compared to our guidance

•	22 new clients and 37 new projects from new and existing clients were acquired as compared to eight new clients and 30 new projects from new and existing clients in the second quarter

•	Total headcount at September 30, 2004 was 190 compared to 192 at June 30, 2004

•	The cash and cash equivalents balance at September 30, 2004 was $33.6 million

Business Commentary and Fourth Quarter Outlook

Michael R. Gorsage, president and CEO, stated, “We continue to execute on our plan to return the company to profitability. The keys to TSC’s recovery will be revenue growth and diligence in reducing costs whenever possible. Our new vertical industry focus is starting to pay off with 11 new health care clients and eight manufacturing clients. In addition, a renewed focus on our existing clients by our client officers continues to gain traction. Our more established service offerings—Configurator, Forensics, Use Tax, and Apriso—continue to demonstrate good results and complement our core ERP business which is stabilizing. As we move through the fourth quarter, we will continue to explore opportunities including potential acquisitions, alliances, and expanded service offerings to help speed our revenue recovery and return us to profitability.”

Fourth Quarter 2004 Expectations

The Company is preliminarily forecasting revenues before reimbursements for the fourth quarter of 2004 to be in the range of $7.5 million to $8.5 million. The Company expects fourth quarter earnings results to range from a loss of approximately $2.9 million at the high end of the revenues range ($0.07 per share) to $3.9 million ($0.09 per share) at the low end. (Note that loss amounts are shown with no anticipated tax benefit.) “The fourth quarter is always challenging for consulting firms because of the holiday season and client year-ends. While we generally know the vacation schedules of our staff, it is more difficult to know our clients’ plans. As a result, this is reflected in our forecast,” Gorsage said. Depending on revenues and cash collections, the Company expects to end the fourth quarter with a cash balance of approximately $27 million to $28.5 million. This cash balance reflects the payment related to our acquisition of the Proceed North America business in October.

Conference Call

Management from Technology Solutions Company will host a conference call on Thursday November 11, 2004 at 8:00 a.m. CST to discuss the results of the quarter. The dial-in number for the call is 800.835.9927. For international participants, the dial-in number is 312.461.0953. The conference call will also be available live via the Internet in the Investors section of TSC’s Web site at www.techsol.com. It is recommended that participants using the Internet access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight November 30, 2004 by dialing 800.839.6713. The passcode for the replay is 6690903.

About Technology Solutions Company

Delivering business benefits through the application of information technology, Technology Solutions Company (TSC) is an IT consulting firm committed to helping clients in Manufacturing, Health Care, Consumer and Retail, and Financial Services. TSC focuses on the strategic business challenges of Enterprise Resource Planning, Customer Relationship Management, Compliance, Business Technology, and Change Management & Training. Our range of services include IT strategy, project planning, software selection, reengineering, implementation, upgrades, training, and outsourcing. Headquartered in Chicago, TSC has worked with more than 800 clients worldwide, including the majority of the Fortune 100. For more information, please visit www.techsol.com.

CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes its expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, our ability to successfully introduce new service offerings, our ability to manage the pace of technological change including our ability to refine and add to our service offerings to adapt to technological changes, our ability to manage the current downturn in our business and in our industry and the economy in general, our ability to manage our current decreased revenue levels, our ability to attract new business and increase revenues, our ability to attract and retain employees, our ability to accommodate a changing business environment, general business and economic conditions in the Company’s operating regions, market conditions and competitive factors, our dependence on a limited number of clients and the potential loss of significant clients, our ability to continue to attract new clients and sell additional work to existing clients, our ability to consummate the pending Zamba transaction and successfully integrate the Zamba business with our business, and our ability to manage costs and headcount relative to expected revenues, all as more fully described in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company would make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
REVENUES:
Revenues before reimbursements	$7,741	$8,349	$24,043	$33,286
Reimbursements	1,071	1,092	3,220	3,666

	8,812	9,441	27,263	36,952

COSTS AND EXPENSES:
Project personnel	4,992	6,202	15,713	23,030
Other project expenses	1,442	1,242	4,184	4,477
Reimbursable expenses	1,071	1,092	3,220	3,666
Management and administrative support	3,948	3,243	10,735	11,418
Restructuring and other (credits) charges	—	—	(579)	5,211
Incentive compensation	233	—	789	311

	11,686	11,779	34,062	48,113

OPERATING LOSS	(2,874)	(2,338)	(6,799)	(11,161)

OTHER INCOME:
Net investment income	279	246	594	693

LOSS BEFORE INCOME TAXES	(2,595)	(2,092)	(6,205)	(10,468)
INCOME TAX PROVISION	—	—	—	16,611

NET LOSS	$(2,595)	$(2,092)	$(6,205)	$(27,079)

BASIC NET LOSS PER COMMON SHARE	$(0.06)	$(0.05)	$(0.15)	$(0.67)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	40,875	40,583	40,851	40,553

DILUTED NET LOSS PER COMMON SHARE	$(0.06)	$(0.05)	$(0.15)	$(0.67)

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING	40,875	40,583	40,851	40,553

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	Sept. 30,	December 31,
	2004	2003
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,602	$41,104
Marketable securities held in trust	—	6,712
Receivables, less allowance for doubtful receivables of $93 and $239	6,021	5,802
Other current assets	1,258	696

Total current assets	40,881	54,314
COMPUTERS, FURNITURE AND EQUIPMENT, NET	305	201
LONG-TERM RECEIVABLES AND OTHER	5,648	5,654

Total assets	$46,834	$60,169

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$642	$330
Accrued compensation and related costs	4,940	3,575
Deferred compensation	—	6,712
Restructuring accruals	857	2,417
Other current liabilities	2,189	2,744

Total current liabilities	8,628	15,778

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock, shares issued – 44,695,788; shares outstanding – 40,868,080 and 40,818,469	447	447
Capital in excess of par value	121,900	121,974
Accumulated deficit	(78,940)	(72,735)
Treasury Stock, at cost, 3,827,708 and 3,877,319 shares	(5,423)	(5,525)
Accumulated other comprehensive income:
Cumulative translation adjustment	222	230

Total stockholders’ equity	38,206	44,391

Total liabilities and stockholders’ equity	$46,834	$60,169